Exhibit 11.1
                        CARDIOVASCULAR DIAGNOSTICS, INC.
                       Computation of Earnings Per Share
            (Dollars and shares per thousand, except per share data)
                                  (Unaudited)




                                              Three Months Ended               Nine Months Ended
                                         September 30,    September 30,   September 30,   September 30,
                                              1996           1995             1996            1995
                                         -----------     ------------     -----------     ------------


Net loss                                    ($1,311)           ($781)        ($3,749)         ($2,158)
                                         ===========     ============     ===========     ============

Weighted average shares Class A Common                         2,692                            2,690
Weighted average shares Class B Common                            42                               42
Convertible debt                                                   7                                7
Convertible Series A Preferred                                   693                              693
                                                         ------------                     ------------
                                                               3,434                            3,432
Stock split                                                  1.26578                          1.26578
                                                         ------------                     ------------
                                                               4,347                            4,344
Kicker shares                                                    394                              394
Stock options within one year                                    501                              501
                                                         ------------                     ------------

Weighted average number of
    shares outstanding                        6,570            5,242           6,556            5,239
                                         ===========     ============     ===========     ============

Loss per share                               ($0.20)          ($0.15)         ($0.57)          ($0.41)
                                         ===========     ============     ===========     ============



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